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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated September 30, 1996, relating to the financial statements of Overland Data, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" and "Selected Consolidated Financial Data", respectively, in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."


PRICE WATERHOUSE LLP

San Diego, California
February 18, 1997